Exhibit 24.01

                           CONSENT OF ANGELL & DEERING


         To the Board of Directors
         of ProtoSource Corporation

         We consent to the incorporation by reference in the following Registrations Statements of ProtoSource Corporation and any amendments thereto (1) File No. 333-78497 on Form S-8; (2) File No. 333-78437 on
         Form S-8, and (3) File No. 333-80773 on Form S-3 of our report dated February 17, 2000, except for Note 14 as to which the date is February 22, 2000, relating to the balance sheet of ProtoSource Corporation as of December 31, 1999 and the related statements of operations, cash flows and changes in stockholders' equity for the years ended December 31, 1999 and 1998, which report appears or is incorporated by reference in the December 31, 1999 Annual Report on Form 10-KSB of ProtoSource Corporation.

         /s/ Angell & Deering
         -----------------
         Angell & Deering

Denver, Colorado
February 17, 2000, except for
Note 14 as to which the date
is February 22, 2000